Exhibit 1.2

EXECUTION COPY

CENTURYTEL, INC.

PRICE DETERMINATION AGREEMENT

March 26, 2007

Banc of America Securities LLC
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Wachovia Capital Markets, LLC
Goldman, Sachs & Co.
Barclays Capital Inc.
Lazard Capital Markets LLC
Morgan Keegan & Company, Inc.
Morgan Stanley & Co. Incorporated
SunTrust Capital Markets, Inc.
The Williams Capital Group, L.P.

c/o	Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Wachovia Capital Markets, LLC
One Wachovia Center
DC-7, 301 South College Street
Charlotte, North Carolina 28288

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated March 26, 2007 (the “Underwriting Agreement”), among CenturyTel, Inc., a Louisiana corporation (the “Company”) and the several Underwriters named in Schedule I thereto (the “Underwriters”). The Underwriting Agreement provides for the sale to the Underwriters, and the purchase by the Underwriters, severally and not jointly, from the Company, subject to the terms and conditions set forth therein, of $500,000,000 aggregate principal amount of the Company’s 6.00% Senior Notes, Series N, due 2017 (the “Series N Notes”) and $250,000,000 aggregate principal amount of the Company’s 5.50% Senior Notes, Series O, due 2013 (the “Series O Notes” and, together with the Series N Notes, the “Securities”) to be issued pursuant to an Indenture dated as of March 31, 1994 between the Company and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as trustee, as supplemented to the date hereof, and as will be supplemented by the Fourth Supplemental Indenture dated as of March 26, 2007 related to the Securities. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

For all purposes of the Underwriting Agreement, “Time of Sale” means 4:40 p.m. (New York City time) on the date of this Price Determination Agreement.

Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the several Underwriters that (i) the purchase price for the Series N Notes to be paid by the several Underwriters shall be 98.734% of the aggregate principal amount of the Series N Notes set forth opposite the names of the Underwriters in Schedule I attached thereto and (ii) the purchase price for the Series O Notes to be paid by the several Underwriters shall be 99.268% of the aggregate principal amount of the Series O Notes set forth opposite the names of the Underwriters in Schedule I attached thereto.

The Company represents and warrants to the several Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

THE RIGHTS AND DUTIES OF THE PARTIES TO THIS PRICE DETERMINATION AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

This Price Determination Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement among the several Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the several Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours,
CENTURYTEL, INC.
By:	/s/ R. Stewart Ewing Jr.
Name: R. Stewart Ewing Jr.
Title: EVP & Chief Financial Officer

Confirmed as of the date first
above mentioned:

Banc of America Securities LLC
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Wachovia Capital Markets, LLC
Goldman, Sachs & Co.
Barclays Capital Inc.
Lazard Capital Markets LLC
Morgan Keegan & Company, Inc.
Morgan Stanley & Co. Incorporated
SunTrust Capital Markets, Inc.
The Williams Capital Group, L.P.

By:	BANC OF AMERICA SECURITIES LLC
By:	/s/ Peter J. Carbone
Name: Peter J. Carbone
Title: Vice President

By:	J.P. MORGAN SECURITIES INC.
By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Vice President

By:	LEHMAN BROTHERS INC.
By:	/s/ Martin Ragde
Name: Martin Ragde
Title: Managing Director

By:	WACHOVIA CAPITAL MARKETS, LLC
By:	/s/ Jim Stenson
Name: Jim Stenson
Title: Managing Director